Exhibit 10.3

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of April 27, 2026 (this “Voting Agreement”), is entered into by and among the individuals listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”), and Aterian, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

WHEREAS, contemporaneously with the execution and delivery of this Voting Agreement, David Lazar, an individual (the “Purchaser”), and the Company have entered into a Securities Purchase Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions set forth therein, the Company will issue to the Purchaser, and the Purchaser will purchase, the Securities;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth after its name on Exhibit A (all such shares, together with all shares of Common Stock hereinafter acquired by each Stockholder, the “Shares”); and

WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated therein, each Stockholder is executing and delivering to the Purchaser this Voting Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.    Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Second Closing, and (b) such date and time as the Purchase Agreement shall be terminated (whichever is earlier, the “Expiration Time”), each Stockholder, in its capacity as a stockholder of the Company, agrees that, at the Stockholders Meeting and the Second Meeting, if applicable, and/or in connection with any written consent of the Company’s Stockholders related to the Stockholder Approval (all meetings or consents related to the Purchase Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of the proposals for the Stockholder Approval; and

(c)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (i) impede, interfere with, frustrate, delay, or postpone the Stockholder Approval, (ii) result in a material breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Purchase Agreement or (iii) result in a material breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Voting Agreement.

2.    Restrictions on Transfer. Unless this Voting Agreement is terminated in accordance with the provisions hereof, each Stockholder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Voting Agreement in a form reasonably acceptable to the Purchaser. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3.    No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Voting Agreement or the Purchase Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Purchase Agreement.

4.    Waiver. Each Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Purchase Agreement.

5.    Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the proxy statement contemplated by the Purchase Agreement (and, as and to the extent otherwise required by applicable securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Purchaser or the Company to any governmental authority) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Voting Agreement and, if deemed appropriate by the Purchaser or the Company, a copy of this Voting Agreement. Each Stockholder will promptly provide any information reasonably requested by the Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Purchase Agreement (including filings with the Commission).

6.    Stockholder Representations: Each Stockholder represents and warrants to the Purchaser and the Company, as of the date hereof, that:

(a)

If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and the execution, delivery and performance of this Voting Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder;

(b)

this Voting Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Voting Agreement, this Voting Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(c)

the execution and delivery of this Voting Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) if such Stockholder is an entity, conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Voting Agreement;

(d)

there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Voting Agreement;

(e)	such Stockholder has good title to its Shares, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted its Shares; and

(f)

the Shares listed opposite such Stockholder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by such Stockholder as of the date hereof, and none of its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Stockholder’s obligations pursuant to this Voting Agreement.

7.    Termination. This Voting Agreement and all of its provisions shall automatically terminate, without any further action of any of the parties, and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Stockholders, the Purchaser and the Company. Upon such termination of this Voting Agreement, all obligations of the parties under this Voting Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This Section 7 shall survive the termination of this Voting Agreement.

8.    Entire Agreement; Amendment. This Voting Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Voting Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

9.    Assignment. No party hereto may, except as set forth herein, assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Voting Agreement shall be binding on each Stockholder and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

10.    Counterparts. This Voting Agreement may be executed in any number of original, electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Voting Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

11.    Severability. This Voting Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Voting Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Voting Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12.    Governing Law; Waiver of Jury Trial. Sections 5.8 and 5.19 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Voting Agreement.

13.    Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Voting Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 5.3 of the Purchase Agreement to the applicable party, with respect to the Company, at the address set forth on its counterpart signature page to the Purchase Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

14.    Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Voting Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder and the Company and the Shares as so changed.

15.    Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

16.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Voting Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Voting Agreement. Each of the parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

17.    Representation. Each of the parties to this Voting Agreement acknowledges that it has read and understands the meaning of this Voting Agreement and been represented in connection with the signing of this Voting Agreement by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this Voting Agreement with legal counsel or voluntarily elected not to consult with legal counsel.

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IN WITNESS WHEREOF, Stockholder and the Company have each caused this Voting Agreement to be duly executed as of the date first written above.

STOCKHOLDER:

COMPANY: ATERIAN, INC.

By:
Name:
Title:

Exhibit A

Stockholders

Stockholder	Number of Shares	Address for Notices